EXHIBIT 21.1
Significant Subsidiaries of the Registrant
The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of November 28, 2008 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

State or Jurisdiction
Name	of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs (Asia) Finance Holdings L.L.C.	Delaware
Goldman Sachs Paris Inc. ET CIE	France
Goldman Sachs Services Limited	British Virgin Islands
GS Power Holdings LLC	Delaware
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group Holdings (U.K.)	United Kingdom
Scadbury UK Limited	United Kingdom
Scadbury Funding Limited	Cayman Islands
Scadbury II Assets Limited	Cayman Islands
Killingholme Generation Limited	United Kingdom
KPL Acquisitions Limited	United Kingdom
GS Killingholme Cayman Investments Ltd.	Cayman Islands
GS Killingholme Cayman Investments II Ltd	Cayman Islands
GS Killingholme Cayman Investments III	Cayman Islands
GS Killingholme Cayman Investments IV, L.P.	Cayman Islands
KPL Finance Limited	Cayman Islands
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Forres LLC	Delaware
Shire UK Limited	United Kingdom
GS Funding Investments Limited	Cayman Islands
GS Liquid Trading Platform II Limited	Isle of Jersey
GS Capital Funding (Cayman) II Limited	Cayman Islands
MLQ Investors, L.P.	Delaware
Goldman Sachs Realty Japan Ltd.	Japan
Nephrite Equity Co., Ltd.	Japan
GK Blue Square (1)	Japan
GK Frangipani (1)	Japan
K.K. Minato Saiken Kaishu	Japan
GS Financial Services L.P. (Del)	Delaware
Chiltern Trust	Isle of Jersey
Laffitte Participation 10	France
Laffitte Participation 12	France
GS Longport Investment Corporation	Delaware

GSFS Investments I Corp	Delaware
GS Leasing (KCSR 2007-1) LLC	Delaware
GS Global Investments, Co.	Delaware
GS Global Investments UK, Inc.	Delaware
County UK Limited	Cayman Islands
County Funding Limited	United Kingdom
County Assets Limited	Cayman Islands
Goldman Sachs Global Holdings L.L.C.	Delaware
GS Asian Venture (Delaware) L.L.C.	Delaware
Brasilia Cayman Investments Limited	Cayman Islands
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Prop — GS Fundo de Investimento Multimercado Credito Privado -
Investimento No Exterior	Brazil
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Asset Management Co., Ltd.	Japan
Goldman Sachs Hedge Fund Strategies LLC	Delaware
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman, Sachs & Co. oHG	Germany
Goldman Sachs (Cayman) Trust, Limited	Cayman Islands
Goldman Sachs Global Services II Limited	Cayman Islands
Goldman Sachs Services (B.V.I.) Limited	British Virgin Islands
Goldman Sachs (Asia) Corporate Holdings L.P.	Delaware
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs Foreign Exchange (Singapore) Pte.	Singapore
J Aron & Company (Singapore) Pte.	Singapore
Goldman Sachs (Asia) Securities Limited	Hong Kong
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs Financial Markets, L.P.	Delaware
MTGLQ Investors, L.P.	Delaware
ELQ Investors, Ltd	United Kingdom
GS European Opportunities Investment Fund B.V. (1)	Netherlands
Matterhorn Acquisitions Ltd.	United Kingdom
NEG (TPL) Limited	United Kingdom
South Wales TPL Investments Limited	United Kingdom
Western Power Investments Limited	United Kingdom
Poseidon Acquisitions Ltd	United Kingdom
Goldman Sachs Lending Partners LLC	Delaware
Liquidity Assets Holding Limited	Cayman Islands
Liquidity Assets Limited	Cayman Islands
GS Macro Investments LLC	Delaware
GS Macro Investments II, LLC	Delaware
GS Mehetia LLC	Delaware
Mehetia Holdings Inc.	Delaware
Mehetia Inc.	Delaware
Goldman Sachs Bank USA	New York

Goldman Sachs Mortgage Company	New York
William Street Equity LLC	Delaware
William Street Funding Corporation	Delaware
GSCP (DEL) Inc.	Delaware
Goldman Sachs Credit Partners L.P.	Bermuda
Litton Mortgage Servicing, LLC	Utah
Litton Loan Servicing, L.P.	Delaware
Goldman Sachs Holdings (Netherlands) B.V.	Netherlands
Goldman Sachs Mitsui Marine Derivative Products, L.P.(1)	Delaware
GSSM Holding II LLC	Delaware
GSSM Holding II Corp.	Delaware
GSTM LLC	Delaware
SLK LLC	New York
Goldman Sachs Execution & Clearing, L.P.	New York
GS Financial Services II, LLC	Delaware
GS Funding Europe Limited	United Kingdom
Amagansett II Assets Limited	Cayman Islands
GS European Funding I LTD.	Cayman Islands
GS Funding Europe II Ltd.	Cayman Islands
Commonwealth Annuity and Life Insurance Company	Massachusetts
GS Diversified Funding LLC	Delaware
GS Diversified Investments Limited	Delaware
GS Capital Funding (UK) 1 Limited	United Kingdom
Reserve Liquid Performance Money Market Fund	New York
GS Ayco Holding LLC	Delaware
The Ayco Company, L.P.	Delaware
Rothesay Pensions Management Limited	United Kingdom
Eastport Capital Corp.	Delaware
EPF Financial, LLC	Delaware
GS Investment Strategies, LLC	Delaware
GS Mezzanine Partners 2006, L.P.	Delaware
Goldman Sachs Canada Credit Partners Co.	Canada

(1) These entities are partially owned by third-party investors.